                                                                       Exhibit 7



                         THE COMPANIES ACTS 1931 to 1993

                                   ISLE OF MAN

                       A PRIVATE COMPANY LIMITED BY SHARES

                -------------------------------------------------

                     MEMORANDUM AND ARTICLES OF ASSOCIATION

                                       OF

                          OPTIMA LIFE SCIENCES LIMITED

                -------------------------------------------------



                             DOUGHERTY & ASSOCIATES
                                 Atlantic House
                                4-8 Circular Road
                                     Douglas
                                   Isle of Man
                                     IM1 1AG

                         THE COMPANIES ACTS 1931 to 1993

                                   ISLE OF MAN

                       A PRIVATE COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                          OPTIMA LIFE SCIENCES LIMITED

1        The name of the Company is Opitima Life Sciences Limited.

2.       The Company is a private company.

3.       The liability of the members is limited.

4. Restrictions, if any, on the exercise of the rights, powers and privileges of the Company: none, unless and until decided on by special resolution of the Company.

5. The share capital of the Company is US $8,003,300 divided into 33 Management Shares of US $100.00 each and 10,000 Redeemable Preference A Shares of US $797.00 each and 3,000 Redeemable Preference B Shares of US $10.00 each.

We the subscribers to this memorandum of association:

a.       wish to be formed into a company pursuant to this memorandum;

b.       agree to take the number of shares shown opposite our names; and

c. declare that all the requirements of the Companies Acts 1931 to 1993 in respect of matters relating to registration and of matters precedent and incidental thereto have been complied with.

----------------------------------------------------------------------------------------
NO.                        NAMES, ADDRESSES AND                        NUMBER OF SHARES
                           DESCRIPTION OF SUBSCRIBERS                  TAKEN BY EACH
                                                                          SUBSCRIBER

----------------------------------------------------------------------------------------
                            PILLAR INVESTMENT LIMITED                   1
                            St. James's Chambers
                            64a Athol Street
                            Douglas
                            Isle of Man

                            Youssef Mohamad Talaat El-Zein
                            Director
----------------------------------------------------------------------------------------
TOTAL NUMBER OF SHARES TAKEN.                                            1
----------------------------------------------------------------------------------------

Dated this 10th day of June 2003

Witness to the above Signatures;-

     Bilal Sidani
     131 Avenue de Malakoff                                               3
     75116 Paris
     France

INDEX TO ARTICLES OF ASSOCIATION

PAGE

INTERPRETATION                                                       5
EXPENSES                                                             9
SITUATION OF OFFICE OF COMPANY                                       9
SHARE CAPITAL                                                        9
ISSUE OF SHARES                                                     10
QUALIFIED HOLDERS                                                   13
VARIATION OF RIGHTS                                                 14
SHARE CERTIFICATES                                                  15
LIEN                                                                16
CALLS ON SHARES                                                     17
REGISTER OF SHAREHOLDERS                                            17
TRANSFER OF SHARES                                                  18
FORFEITURE OF SHARES                                                19
DETERMINATION OF NET ASSET VALUE                                    21
REDEMPTION OF SHARES                                                24
ALTERATION OF SHARE CAPITAL                                         27
GENERAL MEETINGS                                                    28
NOTICE OF GENERAL MEETINGS                                          28
PROCEEDINGS AT GENERAL MEETINGS                                     29
VOTES OF MEMBERS                                                    30
DIRECTORS                                                           33
POWERS OF DIRECTORS                                                 37
INVESTMENT OF THE COMPANY'S ASSETS                                  38
PROCEEDINGS OF DIRECTORS                                            39
BORROWING POWERS                                                    41
SECRETARY                                                           41
THE CUSTODIAN                                                       41
THE SEAL                                                            42
DIVIDENDS                                                           42
SHARE PREMIUM AND RESERVE
ACCOUNTS AND EQUALISATION ACCOUNT                                   43
ACCOUNTS                                                            44
AUDIT                                                               45
NOTICES                                                             46
WINDING UP                                                          48
INDEMNITY                                                           48

                         THE COMPANIES ACTS 1931 to 1993

                       A PRIVATE COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                          OPTIMA LIFE SCIENCES LIMITED

INTERPRETATION

1A. It is intended that the Company be an exempt international collective investment scheme as defined by section 11(7) of the Financial Supervision Act 1988 of the Isle of Man and, accordingly, the Company shall have fewer than 50 members.

1B. The provisions of Table A contained in the Schedule to the Companies (Memorandum and Articles of Association) Regulations 1988 shall not apply to the Company. In these articles the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

         "Acts" means the Companies Acts 1931 to 1993 of the Isle of Man and every statutory modification or re-enactment thereof for the time being in force;

         "Auditors" means the auditor or auditors for the time being of the Company appointed pursuant to article 116hereof;

         "business day" means any day on which banks are normally open for business in the Island and in London;

         "Collective Investment Scheme" means a collective investment scheme as defined by the law of the Island;

         "Directors" means the directors of the Company;

         "Dollars" and "cents" and the abbreviations "US$' and "c" mean dollars and cents respectively in the currency of the United States;

         "Equalisation Account" means an account maintained in accordance with article 111 (4) hereof and to which shall be credited all Equalisation Payments;

         "Equalisation Payment" means that part of the Issue Price credited to the Equalisation Account upon subscription for Participating Shares in accordance with article 9(4) hereof,

         "fiscal charges" includes stamp duty and any other governmental taxes duties or charges;

         "Hybridon" means Hybridon Inc. a publicly traded United States incorporated Company whose registered office is situate at 345 Vassar Street Cambridge, MA 02139 and trading under the OTC Stock Exchange;

         "Hybridon Shares" means common shares or such other shares as are held by the Company in Hybridon;

         "Investment" means any investment made by the Company which is authorised by the memorandum of association of the Company;

         "Island" means the Isle of Man;

         "Issue Price" means the price at which a Participating Share is issued or transferred as provided in article 9(2), 9(3) or 9(5) hereof which price together with any initial charge and rounding-up charge made by the Company pursuant to article 9(6) hereof constitutes the price at which such share is issued or transferred to any applicant therefor;

         "in writing" and "written" includes printing, lithography, photography, facsimile and telex transmission and other modes of representing or reproducing words in permanent visible form;

         "Management Shares" means a share in the capital of the Company having a nominal value of US$1.00 designated as a Management Share and having the rights specified in these articles with respect to such shares;

         "Manager" means any person firm or corporation appointed to carry out management and administrative duties pursuant to article 87(1) hereof,

         "may" shall be construed as permissive;

         "Net Asset Value" means the value of the net assets of the Company as determined pursuant to article 34(1) hereof;

         "notice" means written notice unless otherwise specifically stated;

         "Participating Shares" means the participating redeemable preference A shares and the participating redeemable preference B shares in the capital of the Company issued subject to and in accordance with section 46A of the Principal Act and these articles and having the rights specified in these articles with respect to such shares;

         "Redeemable A shares" means the non-voting redeemable preference A shares of par value US $797.00 each in the capital of the Company;

         "Redeemable B shares" means the non-voting redeemable preference shares of par value US $10.00 eachin the capital of the Company;

         "Principal Act" means the Companies Act 1931;

         "Redemption Charge" means a carried interest of 15% on the difference between the Net Asset Value of the Participating Shares at the time of Redemption and the Net Asset Value at the time of the initial offer.

         "Redemption Day" means any day which the Directors shall from time to time in their absolute discretion appoint as a Redemption Day being not less than one day in every month;

         "Register" means the register maintained in accordance with article 24(1);

         "Registrar" means any person appointed to perform the duties of registrar and transfer agent (and includes and sub-agent) and, if no such person shall be appointed, means the Secretary;

         "Seal" means the common seal of the Company;

         "Secretary" shall include a temporary or assistant Secretary and any person appointed by the Directors to perform any of the duties of the Secretary and in the event of two or more persons being appointed as joint Secretaries means any one or more of the persons so appointed;

         "Securities Market" means any recognised stock exchange or other securities market including in relation to any particular Investment one or more responsible firms corporations or associations in any part of the world so dealing in the Investment to be expected generally to provide in the opinion of the Company a satisfactory market for the Investment;

         "shall" shall be construed as imperative;

         "Shareholder" means any person registered in the Register as the holder of shares in the Company, and, when two or more persons are so registered as joint holders 'of shares, means the person whose name stands first in the Register as one of such joint holders;

         "Share Premium Account" means the account established pursuant to article 111(1);

         "Share Warrants" means warrants held by the Company in Hybridon. The value of the Warrants at any point in time will be determined by the difference in the strike price and current market value as well as the remaining validity of the Warrants. Before the Warrants are traded the Warrants will have no value and will not carry a Net Asset Value;

         "Subscription Day" means any day which the Directors shall from time to time in their absolute discretion appoint as a Subscription Day being not less than one day in every month;

         "Undistributed Income of the Company" means the aggregate as at any Valuation Day of (a) the undistributed income of the Company after the deduction of all liabilities payable therefrom and (b) any Equalisation Payment then held by or due to the Company no part of which is returnable to a holder of Participating Shares as at that date;

         "United Kingdom" means the United Kingdom of Great Britain and Northern Ireland;

         "United States" means the United States of America (including the District of Columbia) its territories and possessions and all areas subject to its jurisdiction;

         "U.S. Person" means any person who is a citizen of the United States or a corporation, partnership or other entity created or organised in or under the laws of the United States or a political sub-division thereof or an estate or trust the income of which is subject to United States federal income taxation, regardless of its source of income;

         "Valuation Day" means such day or days and such time thereon as the Directors shall in their absolute discretion determine for the purposes of valuing the net assets of the Company.

2.       (1)      In these articles, unless there be something in the subject of context inconsistent with such construction:

                  (a) words importing the singular include the plural, and vice versa;

                  (b) words importing any gender include every gender, and vice versa;

                  (c) words importing persons include bodies corporate and unincorporate, and vice versa; and

                  (d) words or expressions contained in these articles shall bear the same meaning as in the Acts and the Interpretation Act 1976 of the Isle of Man.

         (2) The Company is a private company and accordingly no invitation may be made to the public or any section of it in any part of the world to subscribe for or purchase shares in or debentures of the Company.

EXPENSES

3.       (1)      The expenses (if any) borne by the Company in connection with the formation of the Company the initial issue of Participating Shares shall be amortised over such period and in such manner as the Directors may determine and the amount so paid shall in the accounts of the Company be charged against income or capital as determined by the Directors.

         (2) The business of the Company shall be commenced as soon after the incorporation of the Company as the Directors think fit, notwithstanding that any initial offer of shares may have been only partially subscribed.

SITUATION OF OFFICE OF COMPANY

4.       (1)      The registered office of the Company shall be at such address in the Island as the Directors shall from time to time determine.

         (2) The Company, in addition to its registered office, may establish and maintain such other offices and places of business and agencies in any part of the world outside the United Kingdom as the Directors may from time to time determine.

SHARE CAPITAL

5.       (1)      The initial share capital of the Company is US $8,003,300, divided into 33 Management Shares of US $100.00 each and 10,000 Redeemable A Shares of $797.00 each and 3,000 Redeemable B Shares of $10.00 each.

6. Management Shares shall only be issued at par and to such person or persons as the Directors may determine. The Management Shares shall confer upon the holders thereof the right in a winding-up or repayment of capital, subject to the prior repayment of the nominal amount paid up on the Participating Shares to the repayment of the nominal amount paid upon the Management Shares but shall confer no further or other right to participate in the profits or assets of the Company.

7.       (1)      The Redeemable A Shares shall confer upon the holders thereof in a winding up (a) the right to redemption as herein set out in priority to any payment to the holders of shares of any other class, of the nominal amount paid up thereon, and (b) the further right, after the repayment of the nominal amounts paid up on the Management Shares, to be paid an amount equal to that proportion of the

         Company's total net assets (after paying or providing for all expenses of liquidation and other liabilities and the said repayments) which their respective holdings of Participating Shares represent at the commencement of winding-up.

8. The Redeemable B Shares shall confer on the holders thereof in a winding-up the right, subject to the prior redemption of the Redeemable A Shares, to the redemption of the Redeemable B Shares, but shall confer no further or other right to participate in the profits or assets of the Company unless and until the Directors have exercised the Warrants as outlined in these articles. Redeemable B Shares may be redeemed at par.

ISSUE OF SHARES

9.       (1)      Subject to the provisions of this article, the Company on
         receipt by it or its authorised agent or agents of an application in writing or in such other form as the Directors may from time to time determine, may allot and issue Participating Shares at the price hereinafter determined or, at the option of the Directors, procure the transfer to the applicant of fully paid Participating Shares (as the case may be) at not more than such price.

         Provided that:

         (a) subject to proviso (d) below, the issue or the transfer of Participating Shares pursuant to this article shall be made on the Subscription Day following the receipt of such application or in the absolute discretion of the Directors on the day of such receipt provided that such day is a Subscription Day;

         (b) except as the Directors may otherwise determine from time to time, an application for Participating Shares shall be deemed not to be received until the moneys in respect of the issue (or, as the case may be, transfer) of the Participating Shares shall have been received by or on behalf of the Company;

         (c) the Directors shall in their absolute discretion be entitled to reject any application in whole or in part;

         (d) no Participating Shares shall be issued or transferred (except those for which applications have been previously received and accepted by the Company) during any period when the determination of the Net Asset Value is suspended pursuant to article 34(3) hereof;

         (e) subject to receipt of any necessary exchange control or other governmental consent payment shall be made in such currency, at such time and place and to such person on behalf of the Company as the Directors may from time to time determine.

         (2) The price per share at which the initial issue of Participating Shares shall be made shall be determined by the Directors.

         (3) Subject as hereinafter provided, any issue (or, as the case may be, transfer procured pursuant to paragraph (1) of this article) of Participating Shares subsequent to the first issue of shares shall be made on a Subscription Day at a price per share ascertained by:

                  (a) assessing the Net Asset Value on the relevant Valuation Day; and

                  (b) dividing the amount calculated under (a) above by the number of Participating Shares then in issue or deemed to be in issue; and

                  (c) applying the initial charge referred to in article 9(6) below; and

                  (d) adding thereto such a sum as the Directors may consider represents the appropriate provision for fiscal or other charges arising in the Island in connection with the issue of the share or any document of title thereto; and

                  (e) rounding the resultant figure upwards to the nearest whole cent the result of such rounding being for the absolute benefit of the Company.

         (4) In the event that the Directors are operating an Equalisation Account, that part of the Issue Price representing the Undistributed Income of the Company shall be deemed to constitute an Equalisation Payment and shall be credited to the Equalisation Account in accordance with article 111(4) hereof.

         (5) The Directors shall be entitled from time to time to make an invitation to such persons as they shall think fit to apply for Participating Shares otherwise than as provided in paragraph (3) of this article at a fixed price (in this article hereinafter referred to as "the fixed price") of not less than the sum ascertained pursuant to paragraph (3) of this article as at a business day not earlier than the fifth business day immediately preceding the date on which the invitation is first made and for a period not exceeding 30 business days from the date of making such invitation. Participating Shares may be issued and allotted at the fixed price whether pursuant to such offer or not provided that the Directors shall forthwith close such offer if the fixed price would exceed by more than three per cent the current Issue Price on any Subscription Day during the period of such invitation and may forthwith close such offer if the fixed price would be lower than the current Issue Price on any such Subscription Day by more than three per cent.

         (6) The Directors shall be entitled to authorise the Manager to add to the Issue Price (including, for the avoidance of doubt, the fixed price) in respect of each Participating Share such sum as may be necessary to adjust the final price (being the Issue Price plus the initial charge, if any) of the Participating Share upwards to the nearest whole cent and accordingly, in the event of such authority having been given to the Manager, every subscriber shall in addition to the Issue Price in respect of each Participating Share pay any such initial charge and other sum as may be added to the Issue Price pursuant hereto to the Company for the absolute use and benefit of the Company.

         (7) The Directors shall be entitled to authorise the Manager to charge the subscriber for or transferee of any Participating Shares a handling fee not exceeding such sum per transaction as the Directors shall determine and accordingly, in the event of such authority having been given to and being exercised by the Manager, every subscriber and transferee shall in addition to the sums referred to in paragraph (6) of this article pay any such handling fee to the Company or other person referred to in any private placement memorandum as receiving any initial charge or to the Company or other such person as aforesaid for the absolute use and benefit of the Company.

         (8) The Directors shall issue shares on terms that the persons to whom they are issued shall bear any fiscal charges which may be incurred outside the Island.

10. Except with the consent of a separate class meeting of the holders of the Participating Shares held as provided below, no shares in the capital of the Company shall be issued other than as Management Shares or Participating Shares.

11. All shares in the Company for the time being unissued shall be under the control of the Directors, who may allot and dispose of the same in such manner as they think fit in accordance with the terms of these articles.

12. The Company may pay brokerage to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company.

13. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as by statute required, be bound to recognise any equitable or other claim or interest in such share on the part of any other person.

14.      (1)      If two or more persons are registered as joint holders of any shares, then any one of such joint holders may give effectual receipts for moneys payable in respect of the shares held by them as joint holders.

         (2) The Company shall not be bound to register more than four persons as the joint holders of any share.

QUALIFIED HOLDERS

15       (1)      If it shall come to the notice of the Directors that any
         Participating Shares are owned directly or beneficially either by any person in breach of any law or requirement of any country or governmental authority or by any U.S. Person (save where such U.S. Person may lawfully own the same) or by virtue of which any person who shall belong to or be comprised within any class of persons from time to time for the purposes of this article stipulated by the Company, then the Directors may give notice to such person requiring him to transfer such shares to a person who is qualified or entitled to own the same or to give a request in writing for the redemption of such shares in accordance with article 35. If any person upon whom such a notice is served pursuant to this article does not within thirty days after service of such notice transfer his shares to a person qualified or permitted to own the same or establish to the satisfaction of the Directors (whose judgement shall be final and binding) that he is qualified, entitled and permitted to own the shares, he shall be deemed upon the expiration of thirty days to have given a request in writing for the redemption of all his shares pursuant to article 35 whereupon he shall be bound forthwith to deliver to the Company or one of its duly authorised agents the certificate or certificates (if any) for his shares.

         (2) A person who becomes aware that he is holding or owning Participating Shares in breach of any law or requirement of any country or governmental authority or that he is a U.S. Person (save where such U.S. Person may lawfully own the same) or a person who belongs to or is comprised within any class of persons from time to time for the purposes of this Article stipulated by the Company shall forthwith unless he has already received a notice pursuant to article 15(1) either transfer all his shares to a person qualified or permitted to own the same or give a request in writing for the redemption of all his shares pursuant to article 35.

         (3) The proceeds of any redemption effected pursuant to articles 15(1) or 15(2) will be deposited by the Company in a bank for payment to any such person against surrender of the certificate or certificates representing the Participating Shares previously held by such person or the proffering of such other evidence as to title as the Directors may require. Upon the deposit of such proceeds of redemption as aforesaid, such person shall have no further interest in such Participating Shares or any of them or any claim against the Company in respect thereof except the right to receive the proceeds of redemption so deposited (without interest) upon surrender of the said certificate or certificates.

         (4)      The exercise by the Directors of the power conferred by
         article 15(1) shall not be questioned or invalidated in any case on the grounds that there was insufficient evidence of ownership of Participating Shares by any person or that the true ownership of any Participating Shares was otherwise than appeared to the Directors at the relevant date provided the said powers shall have been exercised in good faith.

         (5) If it shall come to the notice of the Directors that any Participating Shares are owned directly or beneficially by any person such that the status, standing or tax residence of the Company is or may be prejudiced or the Company may suffer any pecuniary or regulatory disadvantage which it would not otherwise have suffered the Directors may resolve to give notice in writing in accordance with article 15(1) hereof to any such person requiring him to transfer such shares or to redeem such shares in accordance with article 3.

         (6) The Directors may at any time and from time to time call upon any holder of Participating Shares by notice in writing to provide the Directors with such information and evidence as they shall require upon any matter connected with or in relation to such holder of Participating Shares in order to satisfy themselves upon any matter concerning in their opinion the status, standing or tax residence of the Company or any pecuniary or regulatory disadvantage which they consider the Company might suffer as a result of that person continuing to hold Participating Shares.

         (7) In the event of such information and evidence not being so provided within a reasonable time (not being less than fourteen days after service of the notice requiring the same) the Directors shall forthwith serve such holders of Participating Shares with a further notice calling upon him, within seven days after service of such further notice, to transfer his shares or to redeem such shares in accordance with article 3 and, failing action by him within such seven days to implement that notice, he shall be deemed to have given a request in writing for the redemption of all his shares in accordance with article 35 whereupon he shall be bound forthwith to deliver to the Company or one of its duly authorised agents the certificate or certificates (if any) for his shares and until such time as the certificate or certificates as aforesaid are received by the company or one of its duly authorised agents the proceeds of any such redemption shall be deposited by the Company in a bank in accordance with article 15(3) hereof.

VARIATION OF RIGHTS

16. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a resolution passed at a separate general meeting. To every such separate general meeting the provisions of these articles relating to general meetings shall mutatis mutandis apply but so that the quorum shall be the holders of at least one-third of the shares of the class.

17.      (1)      The rights attached to the Participating Shares shall be
         deemed to be varied by any variation of the rights attached to shares of any other class or by the creation or issue of any shares other than Participating Shares ranking in priority to or pari passu with them as respects rights in a winding-up and rights to dividend.

         (2) Subject to the foregoing provisions of this article, the rights conferred upon the holders of the shares of any class issued with preferred or other special rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

SHARE CERTIFICATES

18.      (1)      Every Shareholder shall upon written request being made to the
         Company at its registered office, be entitled to receive, without payment, within two months after the allotment of any shares of which he becomes the first registered holder or the lodgement of a transfer of any shares into his name, one certificate for all shares of the same class so allotted or transferred or upon the payment of such sum not exceeding 5 cents as the Directors may require for each certificate in excess of one, to several certificates each for one or more of such shares. Every share certificate shall be issued under the Seal and shall, unless and until otherwise determined by the Directors, bear the signatures of two directors or of one Director and the Secretary. The Directors may from time to time determine that such signatures or any of them need not be manual but may be printed or reproduced in any other manner, or that such signatures may be dispensed with, notwithstanding any other provision of these articles with respect to the affixing of the Seal.

         (2) Each share in the capital of the Company shall be distinguished by its appropriate number provided that if at any time the issued shares in the Company or all the issued shares therein of a particular class are fully paid up and rank pari passu for all purposes, none of those shares need thereafter have a distinguishing number so long as it remains fully paid up and ranks pari passu for all purposes with all shares of the same class for the time being issued and fully paid up.

19. If any certificate be worn out or defaced, then upon production thereof to the Directors, and on such reasonable indemnity as the Directors deem adequate being given, they shall order the same to be cancelled and shall issue a new certificate in lieu thereof without charge. If any such certificate be lost or destroyed, then upon proof thereof to the satisfaction of the Directors, and on such reasonable indemnity as the Directors deem adequate being given, a new certificate in lieu thereof shall be issued without charge.

20. Where a Shareholder transfers part only of the shares comprised in a share certificate the old certificate shall be cancelled and upon written request a new certificate for the balance of such shares issued in lieu without charge.

21. The certificates of shares registered in the name of two or more persons shall, unless otherwise directed by them, be delivered to the person first named on the Register and delivery to that person shall be sufficient delivery to all.

LIEN

22.      (1)      The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of the share, and the Company shall also have a similar lien on all shares (other than fully paid shares) standing registered in the name of a Shareholder (whether solely or jointly with others) for all moneys presently payable by him or his estate to the Company whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

         (2) The Company may sell, in such manner as the Directors may think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice stating and demanding payment of such part of the amount in respect of which - the lien exists as is presently payable has been given to the registered holder for the time being of the shares or to the person entitled thereto by reason of his death or bankruptcy.

         (3) To give effect to such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

         (4) The net proceeds of the sale after payment of the costs thereof shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall

         (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the persons entitled to the shares at the date of the sale.

CALLS ON SHARES

23.      (1)      The Directors may from time to time make calls upon the
         Shareholders in respect of moneys unpaid on their shares and not by the conditions of the issue thereof payable at fixed times. A call may be revoked or postponed as the Directors may determine.

         (2) A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

         (3) If a sum called in respect of a share is not paid by the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding fifteen per cent. per annum as the Directors may determine but the Directors shall be at liberty to waive payment of such interest wholly or in part.

         (4) Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date shall for the purposes of these articles be deemed to be a call duly made and payable on the date on which be the terms of issue the same becomes payable and in case of non-payment all the relevant provisions of these articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

         (5) The Directors may, if they think fit, receive from any Shareholder willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may pay interest at such rate not exceeding ten per cent. per annum as may be agreed between the Directors and the Shareholder paying such sum in advance but such a shareholder shall not be entitled to participate in respect thereof in a dividend subsequently declared.

         (6) The joint holders of any share shall be jointly and severally liable to pay calls in respect thereof.

REGISTER OF SHAREHOLDERS

24.      (1)      The Directors shall keep or cause to be kept at the registered office of the Company a register of Shareholders in the manner required by the Acts.

         (2) Upon allotment of a share or upon registration of any transfer or transmission of a share the name of the allottee or person acquiring the share by transfer or transmission shall be entered in the Register in respect of such share.

         (3) The Directors shall cause to be entered in the Register in addition to the particulars required to be so entered by the Acts the following particulars:-

                  (a) the name and address of each Shareholder, a statement of the shares of each class held by him and of the amount paid or agreed to be considered as paid on such shares;

                  (b) the date on which each person was entered in the Register as a Shareholder; and

                  (c) the date on which any person ceased to be a Shareholder.

         (4) The Register shall be kept in such manner as to show at all times the Shareholders of the Company for the time being and the share respectively held by them.

         (5) The Register shall be open to inspection at the registered office of the Company or at such other place as aforesaid between 10 a.m. and 1 p.m. on every business day. Such inspection by any Shareholder shall be without charge and such inspection by any person other than a Shareholder shall be subject to the payment of a reasonable fee to be fixed by the Directors but not exceeding any maximum imposed by law.

         (6) Every Shareholder of the Company and any other person may acquire a copy of the Register or any part thereof on the payment of a reasonable fee to be fixed by the Directors but not exceeding any maximum imposed by law.

         (7) The Company may after giving notice by advertisement in two local newspapers circulating in the Island and a leading London newspaper with international circulation to that effect close the Register for any time or times not exceeding in total thirty days in each year.

TRANSFER OF SHARES

25. Subject to the provisions of these articles, shares in the Company shall be transferable by a transfer in any usual or common form in use in the Island or in such other form as the Directors shall from time to time sanction or allow, but so that every form of transfer shall relate to shares of one class only and shall state the full name and address (and, if required by the Directors, the nationality) of the transferor and of the transferee.

26. Instruments of transfer shall be signed by the transferor (and, in the case of partly paid shares, by the transferee) and shall be dated on the day on which they are signed. The transferor of a share shall be deemed to remain the holder of such shares until the same have been transferred to the transferee in the Register.

27. The Directors may decline to register any transfer of shares not being fully paid shares to a person of whom they do not approve or on which the Company has a lien. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal. Subject as aforesaid, any share shall be transferred on the application of the transferor or the transferee on delivery to the Company of an instrument of transfer in compliance with these articles.

28. Subject to article 9(7) the Company shall not be entitled to charge any fee for registering any transfer, probate, letters of administration, certificate of marriage or death, or other instrument relating to or affecting the title to any shares.

29. The executors or administrators of a deceased Shareholder shall, except as provided hereinafter, be the only persons recognised by the Company as having any title to his shares, but this shall not apply in the case of one or more joint holders of a share except in the case of the last survivor of such joint holders.

30. Subject to article 27 any person becoming entitled to a share in consequence of the death of any Shareholder may be registered as a Shareholder upon such evidence being produced as the Directors may deem sufficient or may, instead of being registered himself, elect to have some person named by him registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of his nominee an instrument of transfer and on presentation thereof to the Directors, accompanied by such evidence as they may require to prove the title of the transferor, the transferee shall, subject to article 9(7) and to the Directors' right to decline registration under the said article 27, be registered as a shareholder.

31. With respect to any shares registered in the name of any person who has been lawfully declared to be a bankrupt or in respect of whom a receiver has been appointed or whose property has passed under the control of a receiver or other person appointed by a court of competent jurisdiction, the Directors shall comply with any request for any change in such registration made by any person lawfully authorised so to do, provided that the Directors may refuse to make any such change in the Register until and unless they are satisfied that it is right and proper for such change to be made. The burden of justifying any such change shall be upon the person requesting such change.

FORFEITURE OF SHARES

32.      (1)      If any Shareholder fails to pay any call or instalment on or before the day appointed for payment of the same, the Directors may at any time thereafter, during such time as the call or instalment remains unpaid, serve a notice on such Shareholder requiring him to pay the same, together with any interest that may have accrued, at such rate as the Directors may from time to time determine not exceeding 15 per cent per annum. and all expenses that may have been incurred by the Company by reason of such non-payment.

         (2) The notice shall name a day (not less than fourteen days from the date of service of the notice) and a place on and at which such call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that failing payment at or before the time and at the place appointed the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

         (3) If the requirements of any such notice as aforesaid are not complied with, any shares in respect of which such notice has been given may, at any time thereafter, before payment of all calls or instalments and interest and expenses due in respect thereof, be forfeited by resolution of the Directors to that effect. Such forfeiture shall include all distributions payable or accruing in respect of the forfeited shares and not actually paid before forfeiture.

         (4) When any share shall have been so forfeited notice of the resolution shall be given to the person in whose name it stood immediately before the forfeiture and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register.

         (5) Any share so forfeited shall be deemed to be the property of the Company and the Directors may sell, re-allot and otherwise dispose of the same in such manner as they think fit.

         (6) The Directors may, at any time before any share so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

33.      (1)      A record in the minute book of the Company that a share has been duly forfeited in pursuance of these presents and stating the time when it was forfeited shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share adversely to the forfeiture thereof and such record and the receipt of the Company for the consideration (if any) given for the share on a sale, re-allotment or disposal thereof together with the certificate for the share delivered to the purchaser or allottee thereof, shall (subject to the execution of a transfer if the same be so required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings inreference to the forfeiture, sale, re-allotment or disposal of the share.

         (2) Any person whose shares have been forfeited shall nevertheless be liable to pay and shall forthwith pay to the Company all calls, instalments, interest and expenses owing upon or in respect of such shares at the time of forfeiture together with interest thereon from the time of forfeiture until payment as 15 per cent per annum or such lesser rate as the Directors may determine and the Directors may enforce the payment as they think fit.

DETERMINATION OF NET ASSET VALUE

34.      (1)      The value of the net assets in the Company shall be determined by the Directors on each Valuation Day (except when determination of such value has been suspended under the provisions of paragraph (3) of this article) and shall be the value as at such Valuation Day of all the assets of the Company less all the liabilities of the Company calculated in accordance with the provisions of this article and less any charges on the redemption of shares as outlined within these articles.

         (2) Any determination of the Net Asset Value made pursuant to this article shall be binding on all parties.

         (3) The Directors may declare a suspension of the determination of the Net Asset Value when it is reasonable to do for the whole of any part of any period (a) during which any Securities Market or money or foreign exchange market is closed, other than customary weekend and holiday closings, (b) during which trading on any such Securities Market or money or foreign exchange market is restricted, or (c) during which a breakdown occurs in any of the means normally employed by the Directors in ascertaining the prices of the Company's Investments or for any other reason the prices of the Company's Investments cannot in the opinion of the Directors reasonably be ascertained or circumstances exist as a result of which, in the opinion of the Directors, it is not reasonably practicable for the Company to realise any of the Company's Investments or to receive remittances arising from realisation of such Investments either at all or at normal rates of exchange. Such suspension shall take effect at such times as the Directors shall specify but not later than the close of business on the business day next following the declaration and thereafter there shall be no determination of the Net Asset Value until the Directors shall declare the suspension at an end, except that the suspension shall terminate in any event on the day following the first business day on which (i) the condition giving rise to the suspension shall have ceased to exist and
         (ii) no other condition under which suspension is authorised under this paragraph (3) shall exist. Whenever the Directors shall declare a suspension of the determination of the Net Asset Value under the provisions of this paragraph then as soon as may be practicable after any such declaration the Directors shall cause a notice to be placed in a local newspaper in circulation in the Isle of Man and a leading London newspaper with international circulation stating that such declaration has been made and at the end of any period of suspension the Directors shall cause another notice to be placed in such local newspaper and such leading London newspaper stating that the period of suspension has ended.

         (4) The assets of the Company shall be deemed to comprise: (a) the Hybridon Shares (b) the Warrants only after such Warrants have been exercised at the discretion of the Directors (c) all cash on hand and on deposit, including any interest accrued thereon; (d) all bills and demand notes and accounts receivable; (e) all interest accrued on any interest-bearing Investments owned by the Company (except interest accrued on Investments in default and interest which is included in the quoted price); and (f) all other property of every kind and nature including prepaid expenses as defined from time to time by the Directors.

         (5) The value of the assets of the Company shall be determined as follows.

         (a) Hybridon Shares: per the closing price of the Hybridon Shares on a daily basis on the market.

         (b) The Warrants: As there is currently no trading in the Warrants the Warrants have no value until they are exercised. The Directors of the Company have a discretion when to exercise the Warrants in order to realise the value of such Warrants the Directors are under no obligation to execrcise all or any of these Warrants at any time other than at such time as the Directors shall deem necessary. If and when the Warrants are exercised then the value of the Warrants is determined by subtracting the strike price of the Warrant from the closing market price multiplied by the total number of Warrants. The Warrants therefore have no value unless Hybridon's stock closing price is higher than the Warrant's strike price and the Directors decide to exercise them.

         (c) The value of any cash on hand or on deposit, bills and demand and promissory notes and accounts receivable, prepaid expenses, cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the full amount thereof unless the Directors shall have determined that any such deposit, bill, demand or promissory note or account receivable or other amount is not worth the full amount thereof, in which event the value thereof shall be deemed to be such value as the Directors with the approval of the Auditors shall deem to be the reasonable value thereof.

         (d) If, in valuing any asset of the Fund, the Directors at any time consider that any of the above mentioned bases of valuation are inapplicable or give rise to an unfair value they shall be entitled to substitute what in their opinion is a fair value therefor.

         (6)      The liabilities of the Company shall be deemed to comprise:
         (a) all bills and accounts payable; (b) all administrative expenses payable and/or accrued, including an appropriate provision for monthly and annual management or other fees; (c) all contractual obligations for the payment of money or property, including the amount of any unpaid dividends declared upon the shares of the Company; (d) all provisions authorised or approved by the Directors for taxes or contingencies; and (e) all other liabilities of the Company of whatsoever kind and nature except liabilities represented by share capital share premium account and reserves of the Company.

         (7)      For the purposes of this article:

                  (a) Participating Shares of the Company for which application has been made shall be deemed to be in issue on the business day next following the day as at which the Issue Price therefor shall be determined and after such time the Issue Price thereof payable to the Company if not received shall be deemed to be an asset of the Company and any liabilities in connection with the issue thereof shall be deemed to be liabilities of the Company;

                  (b) Participating Shares of the Company to be redeemed under article 35 hereof shall be deemed to be in issue only until the time as at which the Redemption Price is determined and from such time until paid the price thereof shall be deemed to be a liability of the Company;

                  (c) for the purpose of calculating the Net Asset Value the value of the assets of the Company denominated in a currency other than dollars shall be translated into dollars at such rates of exchange and at such times as the Directors shall consider appropriate and equitable.

         (8) the value of the assets of the company may be specially valued at the discretion of the Directors in the following circumstances:-

                  (a) if the value of the MSCI World Index moves either up or down by more than 50% since the last Valuation Day;


                  (b) if the Manager receives an application for subscription or redemption the value of which the Directors at their absolute discretion determine is such that a special valuation is appropriate; and/or

                  (c) where the Directors in their absolute discretion determine it is in the best interests of the company to do so.

REDEMPTION OF SHARES

35.      (1)      Subject as provided in this article and in articles 36 and 37 the Company shall on receipt by it or its duly authorised agents of a request by a Shareholder in writing or in such other form as the Directors may from time to time determine for the redemption or purchase of all or any Participating Shares held by him redeem such shares, provided as follows.

         (2) The redemption of Redeemable A Shares maybe made at any time subject to these articles;

                  (i) The redemption of Redeemable A Shares pursuant to this article shall be made at the request of a holder of Redeemable A Shares on the Redemption Day next following the expiry of not less than one weeks' notice, or such shorter period as the Directors may in their absolute discretion determine.

                  (ii) The Company shall be entitled to satisfy a request for redemption wholly or partly by procuring the transfer to the holder who has requested the redemption the number of shares held within Hybridon by the Company of which the market value at the time of redemption is exactly the equivalent to the Net Asset Value of the Redeemable A Shares held by that shareholder within the Company less the Redemption Charge and any further fees and expenses owing to the Company by the said shareholder.

                  (iii) The minimum value of any redemption of the Redeemable A Shares by any shareholder will be the equivalent market value of US $100,000 of the Hybridon Shares.

                  (iv) On redemption of part only of the Redeemable A shares comprised in a certificate the Directors shall procure a balance certificate to be issued free of charge for the balance of such shares.

                  (v) The Directors may at their option dispense with the production of any certificate which shall have become lost, stolen or destroyed upon compliance by the Shareholder with the like requirements to those arising in the case of any application by him for the replacement thereof as provided in article 19 hereof

                  (vi) Notice of redemption, once given, may only be withdrawn in exceptional circumstances at the discretion of and with the written approval of the Directors.

                  (vii) If the determination of the Net Asset Value is suspended beyond the day on which it would normally occur by reason of a declaration by the Directors suspending determination of the Net Asset Value pursuant to paragraph (3) of article 34 hereof the right of the Shareholder to have his Redeemable A Shares redeemed pursuant to this article shall be similarly suspended and during the period of suspension he may withdraw his request for redemption. Any withdrawal shall be in writing and shall only be effective if actually received by the Company before the termination of the period of suspension. If the request is not so withdrawn, the redemption of the Redeemable A Shares shall be made on the Redemption Day next following the end of the suspension.


                  (vii) The Shareholder shall forthwith after the giving of the request for redemption hereunder forward to the Company the certificate for the share to which such request relates duly endorsed and the Company shall not be bound to make any payment to any Shareholder in respect of such redemption or purchase unless and until the Directors shall have received from such Shareholder the certificate for the Redeemable A Shares being so redeemed or purchased.

         (3) The redemption of Redeemable B Shares will be at the discretion of the Directors and will only occur once the Warrants held by the Company have been exercised by the Directors of the Company. The Warrants will have no value and will not comprise an asset of the Company until such Warrants have been exercised at the discretion of the Directors subject to these articles.

                  (i) Upon redemption of the Redeemable B Shares at the discretion of the Directors the Company shall procur the transfer of an amount of Hybridon Shares to the Shareholders equivalent to the value of Warrants once exercised less the Redemption Charge or any other fees and expenses owing by the Shareholder to the Company including any further expenses incurred by the Company in exercising the said Warrants.

         (4) The equivalent Net Asset Value for each of the Redeemable A Shares on a Redemption Day as outlined in Article 35(2)(ii) shall be calculated by:

                  (a) ascertaining the Net Asset Value on the relevant Valuation Day;

                  (b) dividing the amount calculated under (a) above by the number of Redeemable A Shares then in issue or deemed to be in issue.,

                  (c) deducting from the resultant amount an amount equivalent to the nominal value of a Redeemable A Shares; and

                  (d) adjusting the resulting sum downwards to the nearest whole cent (the amount necessary to effect such downward adjustment being payable to the Company for its absolute use and benefit).

         (5) The redemption of Redeemable A Shares under the provisions of this article shall be deemed to be effected immediately after the time as at which the share transfer of Hybridon Shares is made by the Company to the Shareholder who has requested the redemption in accordance with the said provisions.

         (6) The redemption of Redeemable B Shares under the provisions of this article shall be deemed effected immediately after the time as at which the Share transfer of Hybridon Shares is made by the Company to the relevant Shareholders upon the exercise of the Warrants by the Directors.

         (7) Upon the redemption of the Redeemable A Shares or Redeemable B Shares being effected the Shareholder shall cease to be entitled to any rights in respect thereof and accordingly his name shall be removed from the Register with respect thereto and the share shall be available for re-issue and until re-issued shall form part of the unissued capital of the Company.

36. The Company shall not be bound to redeem as at any Redemption Day more than one-fifth of the number of Redeemable A Shares then in issue. If the Company shall receive requests for the redemption as at any Redemption Day of a greater number of Redeemable A Shares, it may scale down the number to be redeemed in response to each request to such extent as may be necessary to ensure that the foregoing limit is not exceeded and shall carry forward for redemption as at the next following Redemption Day the balance of each request and so on to each succeeding Redemption Day until each request has been complied with in full, provided that requests for redemption which have been carried forward from an earlier Redemption Day shall subject always to the foregoing limits be complied with in priority to later requests.

37. The Directors may refuse any request for redemption of any Redeemable A Shares or may by not less than four weeks' notice expiring on a Redemption Day to all holders of Redeemable A Shares on such Redemption Day all (but not some) of the Redeemable A Shares not previously redeemed if in the opinion of the Directors it is considered advisable prudent or otherwise in the interest of the Shareholders so to do as a result of any enactment legislation or other event or

                                                                       Exhibit 7


         circumstances whatsoever. In the event of any redemption hereunder the provisions of this article shall apply as if such redemption had been made at the request of the holders of the Redeemable A Shares in question.

ALTERATION OF SHARE CAPITAL

38. The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as the ordinary resolution shall prescribe. All new shares shall be subject to the provisions of these articles with reference to payment of calls, lien, transfer, transmission, forfeiture and otherwise.

39. Subject to and in accordance with the provisions of the Acts, the Company may by special resolution from time to time reduce its share capital in any way, and in particular, without prejudice to the generality of the foregoing power may:

         (1) extinguish or reduce the liability on any of its shares in respect of share capital not paid up; or

         (2) with or without extinguishing or reducing liability on any of its shares:

                  (a) cancel any paid-up share capital which is lost or which is not represented by available assets; or

                  (b) pay off any paid-up share capital which is in excess of the requirements of the Company;

         and may, if and so far as necessary, alter its memorandum of association by reducing the amounts or its share capital and of its shares accordingly.

40. Subject to and in accordance with the Acts, the Company may by ordinary resolution from time to time alter its share capital by:

         (1) consolidating and dividing all or any of its share capital into shares of larger amount than its existing shares; or

         (2) sub-dividing its shares, or any of them, into shares of smaller amount than that fixed by its memorandum of association, however, so that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

         (3) cancelling any shares which, at the date of the passing of the ordinary resolution in that behalf, have not been taken or agreed to be taken by any person, and diminishing the amount of its share capital by the amount of the shares so cancelled.

GENERAL MEETINGS

41. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year provided that so long as the Company holds its first annual general meeting within eighteen months of its incorporation it need not hold it in the year of its incorporation or in the following year. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Subsequent annual general meetings shall be held once in each year at such time and place in the Island as may be determined by the Directors.

42. All general meetings (other than annual general meetings) shall be called extraordinary general meetings and shall be held in the Island or such other place outside the United Kingdom as the Directors may select.

43. The Directors and the Custodian may call an extraordinary general meetings whenever they think fit and extraordinary general meetings shall be convened on such requisition or in such manner as provided by the Acts.

NOTICE OF GENERAL MEETINGS

44. Twenty-one clear days' notice at least specifying the place, the day and the hour of the meeting, and in the case of special business the general nature of such business (and in the case of an annual general meeting specifying the meeting as such) shall be given in the manner hereinafter mentioned to such persons as are under the provisions of these articles or the conditions of issue of the shares held by them entitled to receive notices from the Company. There may be included in any notice convening a meeting of the Company for the purpose of passing a special resolution a notice specifying the place, the day and the hour of a subsequent meeting to be held subject to the passing of the special resolution at the first meeting for the purpose of confirming such special resolution in accordance with the provisions of the Acts.

45. A general meeting shall, notwithstanding that it is called by shorter notice than specified in the last preceding article, be deemed to have been duly called with regard to the length of notice it is so agreed by all the Shareholders entitled to attend and vote thereat.

46. In every notice calling a meeting of the Company or of any class of Shareholders of the Company, there shall appear with reasonable prominence a statement that a Shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a Shareholder.

47. The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.

PROCEEDINGS AT GENERAL MEETINGS

48. All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of declaring or approving the payment of dividends, the consideration of the accounts and balance sheet and the reports of the Directors and Auditors, the election of Auditors in the place of those retiring and the appointment and the fixing of the remuneration of the Directors and the Auditors.

49. No business shall be transacted at any general meeting unless a quorum is present. Save as in these articles otherwise provided, two Shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes. A representative of a corporation authorised pursuant to article 73 hereof and present at any meeting of the Company or at any meeting of any class of Shareholders of the Company shall be deemed to be a Shareholder for the purpose of counting towards a quorum.

50 If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week, at the same time and place, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the Shareholders present shall be a quorum.

51. The chairman (if any) or, if absent, the deputy chairman (if any) of the board of Directors or, failing him, some other Director nominated by the Directors shall preside as chairman at every general meeting of the Company but if at any meeting neither the chairman nor the deputy chairman nor such other Director be present within fifteen minutes after the time appointed for holding the meeting, or if none of them is willing to act as chairman, the Directors present shall choose some Director present to be chairman, or if no Directors are present or if all the Directors present decline to take the chair the Shareholders present shall choose a Shareholder present to be chairman.

52. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

53. When a meeting is adjourned for fourteen days or more, seven clear days notice at the least, specifying the place, the day and the hour of the adjourned meeting, shall be given as in the case of the original meeting but it shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at an adjourned meeting.

54. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless before or upon the declaration of the result of the show of hands a poll is demanded by the chairman or by at least five Shareholders present and having the right to vote at the meeting or by a Shareholder or Shareholders present and representing not less than one-tenth of the total voting rights of all Shareholders having the right to vote at the meeting. Unless a poll is demanded, a declaration by the chairman that a resolution has been carried, or carried unanimously, or carried by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number of proportion of votes recorded in favour of or against such resolution.

55. Subject always to the Acts, the instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll, and for the purposes of the last preceding article a demand by a person as proxy for a Shareholder shall be the same as a demand by the Shareholder.

56. If a poll is duly demanded, it shall be taken, subject to article 57, in such manner and at such place as the chairman may direct (including the use of ballot or voting papers or tickets) and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman, in the event of a poll, may appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

57. A poll demanded on the election of a chairman and a poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairman directs, not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded.

58. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

59. A demand for a poll may be withdrawn and no notice need be given of a poll not taken immediately.

VOTES OF MEMBERS

60. Subject to any special rights or restrictions for the time being attached to any class of shares:

         (1) on a show of hands every Shareholder being the holder of a Management Share who is present in person shall have one vote;

         (2) on a poll every Shareholder being the holder of Management Shares present in person or by proxy shall be entitled to one vote for every share of which he is the holder;

         (3) holders of Participating Shares shall not be entitled to vote at general meetings save where a resolution is proposed: (i) to wind up the Company; or (ii) to alter the investment policy of the Company, or
         (iii) to issue shares other than as Management Shares or Participating Shares, in which last event the consent of a separate class meeting of holders of Participating Shares is also required; if holders of Participating Shares are entitled to vote the provisions of article 60(1) and (2) shall apply, mutatis mutandis;

61. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

62. A Shareholder who has appointed special and general attorneys or a Shareholder of unsound mind in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his said attorneys, committee, receiver, or other person in the nature of a committee or receiver appointed by such court, and such attorneys, committee, receiver, or other person may on a poll vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the registered office of the Company not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

63. No Shareholder shall, unless the Directors otherwise determine, be entitled to vote at any general meeting, either personally or by proxy, or to exercise any privileges as a Shareholder unless all calls or other sums presently payable by him in respect of shares in the Company of which he is the holder or one of the joint holders have been paid.

64. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

65.      On a poll, votes may be given either personally or by proxy.

66. On a poll, a Shareholder entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

67. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised or, if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

68. Any person (whether a Shareholder of the Company or not) may be appointed to act as a proxy. A Shareholder may appoint more than one proxy to attend on the same occasion.

69. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be deposited at the registered office of the Company, or at such other place as is specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or in the case of a poll not less than forty-eight hours before the taking of the poll, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

70. An instrument of proxy shall be in such form as the Directors may approve.

71. The Directors may at the expense of the Company send by post or otherwise to the Shareholders instruments of proxy (with or without prepaid postage for their return) for use at any general meeting or at any meeting of any class of Shareholders of the Company, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Shareholders entitled to be sent a notice of a meeting and vote thereat by proxy.

72. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at its registered office before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

73. Any corporation which is a Shareholder of the Company may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Shareholders of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder of the Company.

DIRECTORS

74. Subject to article 91 hereof, the number of the Directors shall not be fewer than two. The first Directors shall be appointed in writing by a majority of the subscribers to the memorandum of association. No person shall be appointed as a Director under any provision of these articles if his appointment would cause or permit the aggregate of the number of Directors resident in the United Kingdom for the purposes of United Kingdom taxation to constitute a majority of the Directors.

75. The Company may from time to time by ordinary resolution fix a maximum number of Directors and increase or reduce the minimum number of Directors.

76. The Directors shall have power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these articles. Such Director shall hold office until the next following annual general meeting.

77. A Director need not be a Shareholder but each Director shall nevertheless have the right to attend and speak at all general meetings of the Company.

78. Each Director and alternate Director shall be entitled, by way of remuneration, to such sum as the Directors may consider appropriate. Their remuneration shall be deemed to accrue from day to day. The Directors and alternate Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors of any committee of the Directors or general meeting or class meetings of the Company or in connection with the business of the Company.

79. Each Director shall have the power to appoint any person (including another Director) to act as alternate Director in his place at any meeting of the Directors at which he is unable to be present, and at his discretion to revoke the appointment of such alternate Director provided that no person who is resident in the United Kingdom for the purposes of United Kingdom taxation may be appointed as an alternate Director unless his appointor is also resident in the United Kingdom. On such appointment being made the alternate Director shall (except as regards the power to appoint an alternate Director) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company and each alternate Director, whilst acting in the place of an absent Director, shall exercise and discharge all the functions, powers and duties of the Directors he represents. Any Director of the Company who is appointed as alternate Director shall be entitled at a meeting of the Directors to cast a vote on behalf of his appointor in addition to the vote to which he is entitled in his own capacity as a Director of the Company, and also shall be considered as two Directors for the purpose of making a quorum of Directors when such quorum shall exceed two. Any person appointed as an alternate Director shall vacate such office as such alternate Director if and when the Director by whom he has been appointed shall die or cease to hold the office of Director.

80. The appointment of an alternate Director and any revocation thereof shall be given in writing and shall take effect when lodged or received at the registered office of the Company.

81. The office of a Director shall be vacated in any of the following events, namely:

         (1) if he resigns his office by notice in writing signed by him and left at the registered office;

         (2) if he becomes bankrupt or makes any arrangement or composition with his creditors generally;

         (3)      if he becomes of unsound mind;

         (4) if he is absent from meetings of the Directors for six successive months without leave expressed by a resolution of the board of Directors, and the Directors resolve that his office be vacated;

         (5) if he ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provision of any law or enactment;

         (6) if he is requested by all the other Directors (not being less than two in number) to vacate his office;

         (7) if he becomes resident in the United Kingdom and as a result thereof a majority of the Directors are resident in the United Kingdom;

         (8)      if he is removed from office pursuant to article 82 hereof

82. The Company may, by ordinary resolution, remove any Director before the expiration of his period of office, and may, by ordinary resolution, appoint another person in his stead.

83.      (1)      A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director on such terms as to tenure of office, remuneration and otherwise as the Directors may determine.

         (2)      (a)      No Director or intending Director shall be
                           disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office, or of the fiduciary relationship thereby established, but the nature of his interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken in consideration, or if the Director was not at the date of the meeting interested in the proposed contract or arrangement then at the next meeting of the Directors held after he became so interested, and if the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the Directors held after he becomes so interested.

                  (b) A general notice in writing given to the Directors by any Director to the effect that he is a shareholder or member of any specified company or firm, and is to be regarded as interested in any contract which may thereafter be made with that company or firm, shall (if such Director shall give the same at a meeting of the Directors or shall take reasonable steps to secure that the same is brought up and read at the next meeting of the Directors after it is given) be deemed a sufficient declaration of interest in relation to any contract so made.

         (3) Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company. A Director shall nevertheless be counted in the quorum at a meeting at which matters upon which he is debarred from voting are under consideration.

         (4) A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

                  (a) the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

                  (b) the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

                  (c) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

                  (d) any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in 1 per cent or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purposes of this article to be a material interest in all circumstances).

         (5) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors or officers or employees with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (4)(d) of this article) shall be entitled to vote in respect of each resolution except that concerning his own appointment.

         (6) If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Directors concerned have not been fairly disclosed.

         (7) The Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any transactions not duly authorised by reason of a contravention of this article.

         (8) Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director provided that nothing herein contained shall authorise a Director or his firm to act as Auditors to the Company.

84. Any Director may continue to be, or become, a Director, managing director, manager or other officer or shareholder of any other company in which the Company may be interested, and (unless otherwise agreed) no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager or other officer or shareholder of any such other company. Subject to article 83, the Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, managers or other officers of such company or voting providing for the payment of remuneration to the directors, managing directors, managers or other officers of such company).

POWER OF DIRECTORS

85. The business of the Company shall be managed outside the United Kingdom by the Directors who may exercise all such powers of the Company as are not by the Acts or by these articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these articles, to the provisions of the Acts, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made. The general powers given by this article shall not be limited or restricted by any special authority or power given to the Directors by any other article.

86.      (1)      The Directors shall have the power to appoint and, if at any time required by any authority in the Island, shall appoint as Manager any person, firm or corporation (other than a person, firm, or corporation resident or carrying on business in the United Kingdom) to carry out management and administrative duties outside the United Kingdom in relation to the business of the Company upon such terms and at such remuneration as the Directors may from time to time determine and to remove from such appointment any Manager so appointed. The terms of appointment of any Manager may authorise such Manager to appoint

         (with or without powers of sub-delegation) any administrator, sub-managers, nominees, agents or delegates at the expense of the Company or otherwise. Any such person firm or corporation may also be appointed and perform the duties of the Secretary.

         (2) The terms of any agreement appointing a Manager pursuant to paragraph (1) of this article may provide for such Manager to be paid or to retain to the exclusion of the Company any fee commission brokerage or other payment paid or allowed in respect of Investments in which the Company shall invest.

         (3) If any Manager appointed under this article ceases for any reason to be the Manager and if the name of the Company incorporates or is associated with the name of the Manager or its holding company then if so required by the Manager in writing to the Company within thirty days of such cessation the Directors shall promptly procure the convening of all necessary general meetings of the Company to change its name so as to ensure no association with the Manager or its holding company and the Shareholders shall procure that all necessary resolutions are passed thereat.

         (4) Shareholders will be given at least one month's notice of any change in the terms of the agreement under which the Company has appointed the Manager.

87. The Directors may also from time to time and at any time by power of attorney under the Seal, appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him provided always that no such attorney or attorneys shall pursuant to such power be resident within, or act in connection with the business of the Company within, the United Kingdom.

88. All cheques, promissory notes, drafts, bills or exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

INVESTMENT OF THE COMPANY'S ASSETS

89.      (1)      The Directors may invest the funds of the Company as they
         think fit.

         (2) In connection with the acquisition or disposal of any Investment by the Company the Directors shall be entitled to pay such fees, commissions, brokerage and other payments whatsoever as the Directors shall in their absolute discretion determine, such payment to be made in such manner and out of such income or other assets of the Company as the Directors shall in their absolute discretion determine and to be disclosed in the audited accounts of the Company

         (3) The principal objective of the Company, is to invest funds in Hybridon in return for Hybridon Shares and Warrants or such other investments as the Directors see fit from time to time.

         (4) The Directors will apply whatever investment strategies they deem appropriate under prevailing economic and market conditions to seek increases in Net Asset Value, subject to the investment restrictions set out below:

                  (a) The Company will not enter into stock lending arrangements.

PROCEEDINGS OF DIRECTORS

90. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Meetings of Directors may be held in any part of the world except in the United Kingdom. Any decision reached or resolution passed by the Directors at any meeting held in the United Kingdom shall be invalid and of no effect. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote provided only that the chairman is not resident in the United Kingdom for the purposes of United Kingdom taxation. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

91. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two, provided that no such quorum shall include a majority of Directors who are resident in the United Kingdom for the purposes of United Kingdom taxation.

92. The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these articles, the continuing Directors or Director may act for the purpose of filling up vacancies in their number or of summoning general meetings of the Company but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Shareholders may summon a general meeting for the purpose of appointing Directors.

93. The Directors may from time to time elect and remove a chairman and, if they think fit, a deputy chairman and determine the period for which they respectively are to hold office. The chairman or, failing him, the deputy chairman shall preside at all meetings of the Directors but if there be no chairman or deputy chairman, or if at any meeting the chairman or deputy chairman be not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

94. A resolution in writing signed by all the Directors for the time being entitled to receive a notice of a meeting of the Directors shall be as valid and effectual as a resolution passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors. No resolution in writing shall be valid if a majority of those signing sign it within the United Kingdom.

95. A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all powers and discretions; for the time being exercisable by the Directors.

96. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Directors, provided that no such committee shall meet in the United Kingdom or consist of a majority in aggregate of Directors who are resident in the United Kingdom for the purposes of United Kingdom taxation nor shall any committee meeting be held at which any such majority is present and, if any committee meeting is held in breach of this proviso, any decision reached or resolution passed thereat shall be invalid and of no effect.

97. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding article.

98. Subject to the provisions of these articles, all acts done by any meeting of Directors, or of a committee of Directors, or by any person acting as a Director, shall be valid, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote.

99.      The Directors shall cause minutes to be made of:-

         (1)      all appointments of officers made by the Directors;

         (2) the names of the Directors present at each meeting of the Directors and of any committee of Directors;

         (3) all resolutions and proceedings of all meetings of the company and of the Directors and of committees of Directors.

         Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings took place, or by the chairman of the next succeeding meeting, shall be evidence of their proceedings.

100. A register of Directors' shareholdings shall be kept at the registered office of the Company and shall be open to the inspection of any Shareholder or holder of debentures of the Company between the hours of
         10.00 am and 1.00 pm for a period beginning fourteen days before and ending three days after each annual general meeting. The said register shall also be produced at the Commencement of each annual general meeting and shall remain open and accessible during the continuance of the meeting to any person attending the meeting.

BORROWING POWERS

101. The Directors may exercise all the powers of the Company to borrow money (including the power to borrow for the purpose of redeeming shares) and to secure such borrowings in any manner and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company.

SECRETARY

102. The Secretary shall be appointed by the Directors upon such conditions as the Directors may think fit save that it shall be a requirement of each and every appointment that the Secretary shall not be resident in the United Kingdom for the purpose of United Kingdom taxation or carry on business in the United Kingdom and shall cease to hold office, if subsequent to his appointment, he becomes so resident or starts so to carry on business. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any assistant or deputy Secretary or if there is no assistant or deputy Secretary capable of acting, by or to any person authorised generally and specially in that behalf by the Directors, provided that any provisions of these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE BANK

103.     (1)      The Directors shall appoint a corporation to act as a Bank and to hold all the assets of the Company and perform such other duties upon such terms as the Directors may from time to time with the agreement of the Bank determine, provided that such Bank shall not be resident in the United Kingdom for the purposes of United Kingdom taxation.

         (2) In the event of the Bank desiring to retire and giving notice of such desire to the Directors, the Directors shall use their best endeavours to find a corporation willing to act as a Bank and upon doing so the Directors shall appoint such corporation to act as a Bank in place of the retiring Bank.

THE SEAL

104. The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf. The Directors may from time to time make such regulations as they see fit (subject to the provisions of these articles relating to share certificates) determining the persons and the number of such persons in whose presence the Seal shall be used, and until otherwise so determined the Seal shall be affixed in the presence of two Directors or of one Director and the Secretary, or some other person duly authorised by the Directors.

DIVIDENDS

105.     (1)      No dividend shall be payable except out of such funds as may lawfully be distributed as dividend.

         (2)      No dividend shall be payable to the holders of the Management
         Shares.

106.     (1)      The Directors shall from time to time pay such dividends
         including interim dividends to the holders of Participating Shares as the Directors shall consider appropriate. Any resolution of the Directors declaring a dividend on the Participating Shares may specify that the same should be payable to the persons registered as the holders of the Participating Shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of Participating Shares.

         (2) Unless otherwise provided by the terms of issue, a Participating Share in issue at the date of record for a dividend, if fully paid, shall carry the right to the full amount of the dividend for the relevant period and if not fully paid shall be entitled to an amount in proportion to the amount paid up. No amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this article as paid up on a share.

         (3) For the purpose only of determining the amount to be declared by way of dividend in respect of a Participating Share there shall be deemed to be included in the profits of the Company available for distribution by way of dividend the amount standing to the credit of the Equalisation Account (if any) at the date by reference to which such determination is made.

         (4) On the occasion of the payment of a dividend to the holder of a Participating Share in respect of which an Equalisation Payment has been made and to whom a sum is payable in accordance with article 111(5) hereof the amount of the dividend payable to such holder shall be reduced by the amount of such sum and if such sum is equal to the dividend which would otherwise be payable no dividend shall be payable on such Participating Share.

107. The Directors may deduct from the dividends payable to any Shareholder such sums of money as may be due from him relation to the shares of the Company.

108. The Company may transmit any dividend or other amount payable in respect of any share by cheque or warrant sent by ordinary post or in such other manner as a shareholder shall require and the Directors shall approve to the registered address of the holder, or in the case of joint holders, of one of them or to such person and address as the holder or joint holders may direct, and shall not be responsible for any loss arising in respect of such transmission.

109. No dividend or other distribution shall bear interest against the Company.

110. The Directors may, with the sanction of the Company in general meeting satisfy any dividend due to such holders in whole or in part by distributing to them in specie any of the assets of the Company, and in particular any shares or securities of other companies to which the Company is entitled provided always that no such distribution shall be made which would amount to a reduction of capital save with the consents required by law.

SHARE PREMIUM AND RESERVE ACCOUNTS AND EQUALISATION ACCOUNT

111.     (1)      The Directors shall establish an account to be called the
         Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

         (2) The Directors may set aside out of the profits or gains of the Company and carry to the credit of any reserve account such sums as they think proper, which shall, at the discretion of the Directors, be applicable for any purpose to which the profits or reserves may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such manner as the Directors may from time to time think fit.

         (3) The Company shall at all times comply with the provisions of the Acts in relation to the Share Premium Account and any premiums attaching to shares and in relation to the redemption of the Participating Shares.

         (4) The Directors may at any time and from time to time as they shall think fit open and operate an Equalisation Account and during any period when such Equalisation Account is operative shall credit any Equalisation Payment received in accordance with article 9(4) hereof to such Equalisation Account provided that:

                  (a) subject as hereinafter provided such payments shall be attributable to the holders for the time being of the Participating Shares on account of which such Equalisation Payments were paid and not refunded; and

                  (b) the Directors with the approval of the Auditors may from time to time and at any time transfer to Share Premium Account any moneys standing to the credit of the Equalisation Account after reserving for all payments to be made there from in accordance with the provisions hereof.

         (5) Subject as hereinafter provided the holder for the time being of the Participating Share in respect of which an Equalisation Payment was paid on its issue shall be entitled to the payment of a sum from the Equalisation Account on the occurrence of any of the following events between the date of issue of the Participating Share and the date next following such issue at which the Directors make a transfer from Equalisation Account to Share Premium Account:

                  (a) the payment of dividends in accordance with article 106 hereof; or

                  (b) the winding up or dissolution of the Company in accordance with articles 7,8, 130 and 131 hereof,

         provided that if the Directors think fit and the Auditors agree all such sums shall be paid at a rate or rates per Participating Share ascertained by dividing the aggregate of all Equalisation Payments standing to the credit of the Equalisation Account by the number of Participating Shares in respect of which such sums are payable and provided that in so doing such Participating Shares may be divided into two or more groups issued within different periods of time as may be selected by the Directors with the approval of the Auditors.

ACCOUNTS

112.     The Directors shall cause to be kept proper accounts with respect to:

         (1) all sums of money received and expended by the Company and the matters in respect of which such receipt and expenditure take place;

         (2)      all sales and purchases made by the Company; and

         (3)      the assets and liabilities of the Company.

113. The books of account shall be kept at the registered office of the Company, or at such other place outside the United Kingdom as the Directors think fit and shall always be open to inspection by the Directors. No Shareholder (other than a Director) shall have any right of inspection of any account or book or document of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting.

114. The Directors shall from time to time, in accordance with the provisions of the Acts, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are specified in the Acts, made up to such date in each year as the Directors may determine from time to time and in default of such determination made up to the [30th September] in each year.

115. A printed copy of every Directors' report and Auditors' report accompanied by the balance sheet (including every document required by Acts to be annexed thereto) and profit and loss account which are to be laid before the Company in general meeting in accordance with article 114 shall not less than twenty-one days prior to the meeting be delivered or sent by post to the registered address of every Shareholder or holder of debentures of the Company and to the Auditors, provided that this article shall not require a copy of these documents to be sent to more than one of two or more joint Shareholders or joint debenture holders. The required number of copies of each of the above-mentioned documents shall at the same time be forwarded to the secretary of any stock exchange upon which quotation for any shares of the Company is for the time being granted in manner required by its rules.

AUDIT

116.     (1)      The Company shall at each annual general meeting appoint an
         Auditor or Auditors (who must be members of the Institute of Chartered Accountants of England and Wales, or Scotland or of the Institute of Certified Accountants) to hold office from the conclusion of that meeting until the conclusion of the next annual general meeting.

         (2) The first Auditors of the Company shall be appointed by the Directors at any time before the first annual general meeting of the Company and the Auditors so appointed shall hold office until the conclusion of that meeting.

         (3) The Directors may fill any casual vacancy in the office of Auditors, but, while any such vacancy continues, the surviving or continuing Auditors, if any, may act.

117. The remuneration of any Auditors appointed by the Directors shall be fixed by the Directors and of any Auditors appointed by the Company shall be fixed by the Company at the annual general meeting at which such appointment shall be made or in such a manner as such meeting may determine.

118.     (1)      The Auditors shall examine such books, account and vouchers as may be necessary for the performance of their duties.

         (2) The Auditors shall make a report to the Shareholders on the accounts examined by them and on every balance sheet laid before the Company in general meeting during their tenure of office and the report shall state whether or not in their opinion the accounts give a true and fair view of the state of the Company's affairs and the relevant balance sheet date and of the net revenue of the Company for the period ended on the relevant balance sheet date.

119. The Auditors shall be furnished with a list of all books kept by the Company and shall at all times have the right of access to the books and accounts and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as may be necessary for the performance of their duties.

120. The Auditors shall be entitled to attend any annual general meeting of the Company at which any accounts which have been examined or reported on by them are to be laid before the Company and to, make any statement or explanation they may desire with respect to the accounts, and notices of every such meeting shall be given to the Auditors in the manner prescribed for the Shareholders.

NOTICES

121. Any notice or document may be served by the Company on any Shareholder either personally or by sending it through the post in a prepaid letter addressed to such Shareholder at his address as appearing in the Register. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all joint holders.

122. Notices to be posted to addresses outside the Island shall so far as practicable be forwarded by prepaid airmail.

123. Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

124. Any summons, request, notice, order or other document required to be sent to or served upon the Company, or upon any office of the Company, may be sent or served by leaving the same or sending it through the post in a prepaid letter, envelope or wrapper, addressed to the Company or to such officer at the registered office of the Company. The Company shall be entitled to require that any request, notice, order or other document required by or pursuant to these articles to be given in writing by any Shareholder to the Company shall be signed by the Shareholder by whom it is given.

125. Any notice or other document, if served by post, shall be deemed to have been served seven days after the time the letter containing the same is posted and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted. A notice given by advertisement shall be published in a local newspaper circulating in the Island and at least one daily newspaper in London with international circulation and shall be deemed to have been served before noon on which the advertisement appears.

126. Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in pursuance of these articles shall, notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Shareholder as sole or joint holder, unless his name shall, at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

127. Notice of every general meeting shall be given in any manner hereinbefore authorised to:

         (1)      every Shareholder;

         (2)      every Director of the Company; and

         (3)      the Auditors.

128. No other person shall be entitled to receive notices of general meetings.

129. The directors shall give not less than sixty days' notice of any proposed amendment to the Memorandum of Association of the Company and these Articles, proposed changes to the investment policy, limits and restrictions of the company, the appointment and/or removal of the Custodian and any increase in the preliminary and preiodic charges of the company to those persons whose names on the date the notice is given appear as members in the share register of the company.

WINDING UP

130. If the Company shall be wound up the assets available for distribution among the Shareholders shall be applied:

         (1) first, in the repayment pari passu to the holders of Participating Shares of the nominal amount paid up thereon;

         (2) secondly, in the repayment pari passu to the holders of Management Shares of the nominal amount paid up thereon; and

         (4) thirdly, any surplus of assets then remaining shall be distributed among the holders of the Participating Shares in accordance with the provisions of article 7 and 8 hereof.

131. If the company shall be wound up (whether the liquidation is voluntary, or under supervision or by the court) the liquidator may, with the authority of a special resolution, divide among the Shareholders in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of a single kind, and may for such purposes set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Shareholders as the liquidator, with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no Shareholder shall be compelled to accept any shares in respect of which there is liability.

INDEMNITY

132. Every Director, Secretary and other officer or servant of the Company shall be indemnified by the company against, and it shall be the duty of the Directors out of the funds of the Company to pay all costs, losses and expenses which any such officer or servant may incur or in respect of which he may become liable by reason of any contract entered into or act or thing done by him as such officer or servant or in any way in discharge of his duties, including travelling expenses, and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Shareholders over all other claims.

133. No Director or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for and on behalf of the Company or for the insufficiency or deficiency of any Investment in or upon which any of the moneys of the Company shall be invested or for any loss of any of the moneys of the Company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any money, Investments or effects shall be deposited, or for any loss, damage or misfortune whatsoever which shall happen in the execution of his respective office or in relation thereto unless the same happen through his own wilful act or default or negligence.

---------------------------------------------------------------------------------------
NO.                        NAMES, ADDRESSES AND                        NUMBER OF SHARES
                           DESCRIPTION OF SUBSCRIBERS                  TAKEN BY EACH
                                                                           SUBSCRIBER

---------------------------------------------------------------------------------------
1.                         PILLAR INVESTMENT LIMITED                           1
                           St. James's Chambers
                           64a Athol Street
                           Douglas
                           Isle of Man

                           Youssef Mohamad Talaat El-Zein
                           Director
---------------------------------------------------------------------------------------
TOTAL NUMBER OF SHARES TAKEN....                                               1
---------------------------------------------------------------------------------------

Dated this 10th day of June 2003

Witness to the above Signatures;-

  Bilal Sidani
  131 Avenue de Malakoff
  75116 Paris
  France